Exhibit 10.4

                                 AGREEMENT


   THIS AGREEMENT ("Agreement"), in respect of the Convertible First Preferred Shares, Series A (the "Preferred Shares"), and the Common Shares, no par value ("Common Shares") of Denbury Resources Inc. (the "Company"), held by TPG Partners, L.P. and TPG Parallel, L.P., both Delaware limited partnerships (collectively "TPG"), is entered into as of the 29th day of August, 1996 by and between the Company and TPG.

                            W I T N E S S E T H

   WHEREAS, the Company and TPG are parties to that certain Securities Purchase Agreement dated effective November 13, 1995, whereby TPG purchased:
(i) 8,333,333 Common Shares, (ii) 1,500,000 Preferred Shares and (iii) warrants entitling TPG to purchase 1,250,000 Common Shares ("Warrants"), for a total consideration of $40,000,000, under the terms, mutual covenants and agreements set forth in the Securities Purchase Agreement and in appendices thereto; and

  WHEREAS, the Company and TPG are parties to that certain Registration Rights Agreement dated effective as of December 21,1995, whereby the Company agreed to provide TPG with certain rights with respect to the registration of the Company's securities under the Securities Act of 1933; and

  WHEREAS, the Company and TPG desire to amend certain terms of the Preferred Shares and other terms and covenants set forth in the Securities Purchase Agreement and appendices thereto and the Registration Rights Agreement, to better position the Company for an upcoming underwritten public offering in the United States by the Company of its Common Shares
("Offering"), which is expected to occur on or about the week of November 18, 1996;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1
                      Conversion of Preferred Shares

  Pursuant to Article 8 of the Series Provisions Attaching to the Convertible First Preferred Shares, Series A ("Preferred Share Terms"), TPG hereby consents to an amendment to the Preferred Share Terms as described in the resolution attached hereto as Exhibit A, and agrees to execute a form of such resolution, in its capacity as the holder of the Preferred Shares, in lieu of a special meeting of the preferred shareholders, to approve an amendment to the Articles of Continuance of the Company ("Preferred Amendment"). Furthermore, TPG agrees to vote, in person or by proxy, at the Special Meeting of the shareholders to be held on October 9, 1996 (the "Special Meeting"), its 8,333,333 Common Shares in favor of the Special Resolution to approve the Preferred Amendment.

                                 ARTICLE 2
                        Waiver of Preemptive Rights

  TPG hereby waives its rights, pursuant to Section 4.18(a) of the Securities Purchase Agreement, to purchase or acquire equity securities of the Company identical to securities offered by the Company in order to maintain its pro rata ownership in the equity securities of the Company, with respect only to the following issuances: (i) Common Shares issued pursuant to the Offering, and (ii) Common Shares issued for the interest due on conversion, subject to shareholder approval, of the Cdn. $2,000,000 of 9 1/2% Convertible Debentures of the Company prior to the Offering, as further described in the Company's Information Circular-Proxy Statement pertaining to the Special Meeting. TPG furthermore waives its right, pursuant to Section 4.18(b) of the Securities Purchase Agreement, to receive a written notice from the Company of the terms of the issuances of the Common Shares set forth above and other matters set forth in Section 4.18(a).

                                 ARTICLE 3
                       Waiver of Registration Rights

  TPG hereby agrees to waive its rights pursuant to Section 2 of the Registration Rights Agreement to have any of its Common Shares, including any Common Shares received upon the conversion of its Preferred Shares, or any of its Preferred Shares included in the Offering or otherwise registered by the Company in connection with the Offering. TPG reserves all other rights pursuant to the Registration Rights Agreement, which continues in full force and effect, except as set forth in this Article 3 with respect to the Offering.

                                 ARTICLE 4
                               Miscellaneous

  Section 4.1. Severability. If any term, provision, covenant, or restriction of this Agreement is held by the final, nonappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

  Section 4.2. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

  Section 4.3. Expiration. Notwithstanding anything to the contrary contained herein, the agreements of TPG set forth in the second paragraph of
Article II and the first sentence of Article III shall expire if the offering shall not have occurred by January 18, 1997.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


                           THE COMPANY:

                           Denbury Resources, Inc.



                           By:  ______________________________
                                Phil Rykhoek
                                Chief Financial Officer


                            TPG:

                            TPG Partners, L.P.

                            By: TPG GenPar, L.P., its general partner
                            By: TPG Advisors, its general partner


                            By: ______________________________
                            Name: ____________________________
                            Title: ___________________________

                            TPG Parallel, L.P.

                            By: TPG GenPar, L.P., its general partner
                            By: TPG Advisors, its general partner


                            By: ______________________________
                            Name: ____________________________
                            Title: ___________________________

                                 EXHIBIT A


                      RESOLUTION of all of the holders of Convertible First Preferred Shares, Series A of Denbury Resources Inc. (the "Corporation") passed effective the 29th day of August, 1996 pursuant to the provisions of Section 142 of the Canada Business Corporations Act





AMENDMENT TO PREFERRED SHARE CONVERSION TERMS

BE IT RESOLVED, THAT:

1.          pursuant to section 173(1)(g) of the Canada Business
Corporations Act, the rights, privileges, restrictions and conditions (the "Preferred Share Terms") attaching to the outstanding Convertible First Preferred Shares, Series A (the "Preferred Shares") of the Corporation, be and the same are hereby modified and amended to enable the Corporation to have the right to require the holders of the Preferred Shares to exercise their conversion rights set forth in Section 3.1 of the Preferred Share Terms in respect of all, but not less than all, the Preferred Shares held by such holders, at any time, provided that if such mandatory conversion right is exercised by the Corporation at any time prior to January 1, 1999, the Preferred Shares shall be convertible into Common Shares at the conversion rate in effect as at January 1, 1999, and specifically, the provisions of
Section 3.3 of the Preferred Share Terms be and the same are hereby amended by the deletion of the first sentence thereof and the substitution therefor of the following:

       "Notwithstanding the foregoing, the Corporation shall have the right to require the holders of the First Preferred Shares, Series A to exercise their conversion rights set forth in Section 3.1 in respect of all, but not less than all, the First
       Preferred Shares, Series A held by such holders provided that if such right is exercised by the Corporation at any time prior to January 1, l999, the First Preferred Shares, Series A shall be convertible into fully paid and nonassessable
       Common Shares on the Current Conversion Basis in effect as at January 1, 1999."

2. the issuance of the Common Shares of the Corporation on conversion of the Preferred Shares in accordance with the rights, privileges, restrictions and conditions attached to such Preferred Shares, as modified hereby, be and the same is hereby authorized and approved; and

3. any one director or officer of the Corporation is hereby authorized to file Articles of Amendment to effect the aforesaid amendment to the Preferred Share Terms with the Director appointed under the Canada Business Corporations Act and to do and perform all such further acts and things and to execute all such other deeds, documents and other instruments as may be necessary or desirable in order to carry out the provisions of this resolution;


                           TPG PARTNERS, L.P.
                              By: TPG GenPar, L.P.
                                 By: TPG Advisors, Inc.



                           By: _______________________________


                           TPG PARALLEL, L.P.
                              By: TPG GenPar, L.P.
                                 By: TPG Advisors, Inc.



                           By: _______________________________